UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office) (Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure

On December 4, 2009, NIC Inc. (the “Company”) issued a press release announcing that a Wyoming limited liability company, Ross C. Hartley Family Investments, LLC, which is partly owned by Ross C. Hartley, 61, co-founder of the Company and a director, has adopted a stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

Under the plan, the limited liability company will be able to sell up to 1,878,000 shares of common stock beginning December 10, 2009 and ending no later than December 31, 2010. The plan includes various minimum prices relating to sales of various numbers of shares. In addition to the 1,878,000 shares subject to the plan, Mr. Hartley directly and indirectly beneficially owns an additional 3,128,592 shares of Company common stock which are not subject to the plan. The sales under the plan are intended to diversify the holdings of the limited liability company in furtherance of the family’s estate planning goals for Mr. and Mrs. Hartley.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01           Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description

99.1	Press release dated December 4, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

		By:	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer

Date:	December 4, 2009

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INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated December 4, 2009

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